UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 20, 2005

LESCO, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-13147	34-0904517

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 E. 9th Street, Suite 1300, Cleveland, Ohio		44114

(Address of principle executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(216) 706-9250

Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01      Entry into a Material Definitive Agreement.
     On October 20, 2005, the Company entered into a Stock Option Agreement with Michael L. Poole, Vice-President, Real Estate and Store Planning, pursuant to which the Company granted Mr. Poole an option to purchase thirty-five thousand (35,000) common shares of the Company as an inducement to accept employment with the Company (the “Option”). The Option was granted without stockholder approval pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv).
     The Option has an exercise price of $16.245, which represents the average of the high and low selling prices of the Company’s common shares on October 20, 2005, the date the Company granted the Option. The Option will vest as follows: 11,666 shares on August 29, 2006; 11,666 shares on August 29, 2007; and 11,668 shares on August 29, 2008. The Option has a term of ten (10) years and will be forfeited if not exercised before expiration of the term. If Mr. Poole’s employment with the Company is terminated for any reason, the Option will be forfeited if not exercised within three (3) months of his last day worked.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESCO, INC. (Registrant)
Date: October 24, 2005	By:	/s/ Jeffrey L. Rutherford
Jeffrey L. Rutherford
President, and Chief Executive Officer

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